Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Xperi Inc. of our report dated March 3, 2023 relating to the financial statements, which appears in Xperi Inc.'s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 21, 2023